EXHIBIT 99.2


                WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER


                           PURSUANT TO 18 U.S.C. 1350


     Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Chief Financial Officer of National Healthcare Financial Services, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10--KSB of the Company for the fiscal year ended June 30, 2002,(the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David Bullard

David Bullard
November 19, 2002